Exhibit 10.1

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [date], by and among GCT Semiconductor Holding, Inc., a Delaware corporation (“Pubco”) and the undersigned parties listed as “Investors” on the signature page hereto (each an “Investor” and, collectively, the “Investors”).

WHEREAS, Concord Acquisition Corp III, a Delaware corporation (the “SPAC”), Gibraltar Merger Sub Inc., a Delaware corporation and direct wholly-owned subsidiary of the SPAC (“Merger Sub”), and GCT Semiconductor, Inc., a Delaware corporation (the “Company”), have entered into that certain Business Combination Agreement (the “BCA”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA), dated as of November 2, 2023, which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company (the “Merger”, and the closing of the Merger, the “Closing”), with the Company surviving the Merger as a wholly-owned subsidiary of Pubco, and as a result of which (a) each share of SPAC Class B Common Stock issued and outstanding immediately prior to the Effective Time will automatically be converted into and exchanged for a number of validly issued, fully paid and nonassessable shares of SPAC Class A Common Stock equal to the Class B Conversion Ratio and (b) (1) each Company CVT Convertible Note that is issued and outstanding immediately prior to the Effective Time shall automatically convert into a number of shares of New SPAC Common Stock in accordance with the terms of such Company CVT Convertible Note, (2) each Company Option shall be assumed by SPAC and converted into an option to purchase shares of New SPAC Common Stock having the same terms and conditions as the Company Option, (3) each Company RSU shall be assumed by SPAC and converted into a restricted share unit to receive shares of New SPAC Common Stock having the same terms and conditions as the Company RSU, (4) each Company Warrant that is outstanding and unexercised immediately prior to the Effective Time shall be assumed by SPAC and automatically converted into a warrant to acquire shares of New SPAC Common Stock having the same terms and conditions as the Company Warrant, (5) each Company Convertible Note that is issued and outstanding immediately prior to the Effective Time shall, immediately prior to the Effective Time, automatically convert into a number of shares of Company Common Stock and (6) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (but excluding Dissenting Shares) shall automatically be converted into the right to receive the number of shares of New SPAC Common Stock equal to the Per Share Exchange Ratio, all upon the terms and subject to the conditions set forth in the BCA;

WHEREAS, the SPAC and Concord Sponsor Group III LLC, a Delaware limited liability company (the “Concord Sponsor”), CA2 Co-Investment LLC, a Delaware limited liability company (“together with the Concord Sponsor, the “Sponsors”) and certain other shareholders, including shareholders pursuant to certain non-redemption agreements entered into with the SPAC in connection with extension of the SPAC’s deadline to complete a business combination in each of May 2023 and November 2023 (the “Purchaser Holders” collectively with Sponsor, the “Original Holders”) are parties to that certain Registration Rights Agreement, dated as of November 3, 2021 (the “Original Registration Rights Agreement”), which shall be superseded by this Agreement and shall terminate upon the effectiveness hereof at the Closing;

WHEREAS, in connection with the execution of the BCA, certain of the Investors have entered into, or will prior to the Closing enter into, certain other agreements with Pubco, pursuant to which, among other things, such Investor has agreed not to transfer the merger consideration held by such Investor for a certain period of time after the Closing (each such agreement, as amended from time to time in accordance with the terms thereof, a “Lock-Up Agreement”), in each case pursuant to the terms of such Lock-Up Agreement;

WHEREAS, in connection with the execution of the BCA, Pubco and the Investors desire to enter into this Agreement, which shall replace the Original Registration Rights Agreement, by and among the SPAC and the other parties thereto, in order to provide the Investors with registration rights on the terms set forth herein; and

WHEREAS, the parties desire for this Agreement to be effective only upon the consummation of the Closing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the BCA. The following capitalized terms used herein have the following meanings:

“Acquisition Merger” is defined in the recitals to this Agreement.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“BCA” is defined in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the SEC or banks are not required to be closed in New York, New York, San Francisco, California or Seoul, South Korea.

“Closing” is defined in the recitals to this Agreement.

“Concurrent Pubco Offering” shall have the meaning given in subsection 2.1.2.

“Concurrent Secondary Offering” shall have the meaning given in subsection 2.1.2.

“Concurrent Offering” shall have the meaning given in subsection 2.1.2.

“Company” is defined in the recitals to this Agreement.

“Concord Sponsor” is defined in the recitals to this Agreement.

“Demanding Holders” shall have the meaning given in subsection 2.1.1(b).

“Disinterested Independent Director” means an independent director serving on Pubco’s board of directors at the applicable time of determination that is disinterested in this Agreement (i.e., such independent director is not an Investor, an Affiliate of an Investor, or an officer, director, manager, employee, trustee or beneficiary of an Investor or its Affiliate, nor an immediate family member of any of the foregoing).

“Effectiveness Date” shall have the meaning given in subsection 2.1.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and unless the context requires otherwise, the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Filing Date” shall have the meaning given in subsection 2.1.1(a).

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Investor(s)” is defined in the preamble to this Agreement, and includes any transferee of the Registrable Securities (so long as they remain Registrable Securities) of an Investor permitted under this Agreement, with respect to an Investor, its Lock-Up Agreement, and with respect to an Original Holder, the Letter Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Letter Agreement” means that certain letter agreement, dated November 3, 2021, among SPAC and the Original Holders entered into in connection with the initial public offering of the SPAC.

“Lock-Up Agreement” is defined in the recitals to this Agreement.

“Maximum Number of Securities” is defined in Section 2.1.2.

“Merger Sub” is defined in the recitals to this Agreement.

“Minimum Demand Threshold” shall mean $25,000,000.

“Other Selling Investors” shall have the meaning given in subsection 2.1.1(b).

“Original Holders” is defined in the recitals to this Agreement.

“Original Registration Rights Agreement” is defined in the recitals to this Agreement.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Pro Rata” is defined in Section 2.1.2.

“Proceeding” is defined in Section 6.9.

“Pubco” is defined in the preamble to this Agreement, and shall include Pubco’s successors by merger, acquisition, reorganization or otherwise.

“SPAC Private Placement Warrants” means each warrant to purchase shares of SPAC Class A Common Stock sold by SPAC at a price of $1.00 per warrant in a private placement to the Sponsor and CA2.

“Purchaser Holders” is defined in the recitals to this Agreement.

“Register,” “Registered” and “Registration” mean a registration or offering effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (a) the SPAC Private Placement Warrants and (b) the New SPAC Common Stock issued to the Investors, including New SPAC Common Stock (i) issued or issuable to any Investor in exchange for shares of the SPAC or the Company pursuant to the BCA, (ii) issued or issuable pursuant to the exercise of the SPAC Private Placement Warrants, and (iii) issued or issuable upon conversion of SPAC Class B Common Stock, and all New SPAC Common Stock issued or issuable to any holder with respect to such securities by way of any share split, share dividend or other distribution, recapitalization, share exchange, share reconstruction, amalgamation, contractual control arrangement or similar event. Notwithstanding anything to the contrary contained herein, Registrable Securities exclude securities received by Investors pursuant to the terms of those certain PIPE Subscription Agreements for a PIPE Financing entered into in connection with the BCA. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates (or evidence of book entry position) for them not bearing a legend restricting further transfer shall have been delivered by Pubco and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) such securities are freely saleable under Rule 144 without volume limitations or the requirement for Pubco to be current in its Exchange Act reporting. Notwithstanding anything to the contrary contained herein, a Person shall be deemed to be an “Investor holding Registrable Securities” (or words to that effect) under this Agreement only if they are an Original Holder an Investor or a transferee of the applicable Registrable Securities (so long as they remain Registrable Securities) of any Investor permitted under this Agreement and any applicable Lock-Up Agreement or, with respect to the Original Holders, the Letter Agreement.

“Registration Statement” means a registration statement filed by Pubco with the SEC in compliance with the Securities Act for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4, F-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended, and unless the context requires otherwise, the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

“Shelf Registration Statement” shall have the meaning given in subsection 2.1.1(a).

“Shelf Underwriting” shall have the meaning given in subsection 2.1.1(b).

“Shelf Underwriting Notice” shall have the meaning given in subsection 2.1.1(b).

“Shelf Underwriting Request” shall have the meaning given in subsection 2.1.1(b).

“Shelf Registrable Securities” shall have the meaning given in subsection 2.1.1(b).

“Specified Courts” is defined in Section 6.9.

“SPAC” is defined in the recitals to this Agreement.

“Sponsors” is defined in the recitals to this Agreement.

“Underwritten Block Trade” shall have the meaning give in subsection 2.1.1(b).

“Underwritten Offering” shall mean a Registration in which securities of the Pubco are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Shelf Registration. (a) As soon as practicable but no later than thirty (30) Business Days after the Closing Date (the “Filing Date”), Pubco shall prepare and file with (or confidentially submit to) the SEC a shelf registration statement under Rule 415 of the Securities Act (such registration statement, a “Shelf Registration Statement”) covering the resale of all the Registrable Securities (determined as of two Business Days prior to such filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf Registration Statement declared effective as soon as practicable after the filing thereof and no later than the earlier of (x) the 60th Business Day (or 90th Business Day if the SEC notifies the Pubco that it will “review” the Registration Statement) following the date hereof and (y) the 10th Business Day after the date the Pubco is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”). Such Shelf Registration Statement shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Investor named therein. Pubco shall maintain the Shelf Registration Statement in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf Registration Statement continuously effective, available for use to permit all Investors named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. If at any time Pubco shall have qualified for the use of a Registration Statement on Form S-3, Form F-3 or any other form that permits incorporation of substantial information by reference to other documents filed by Pubco with the SEC and at such time Pubco has an outstanding Shelf Registration Statement on Form S-1, then Pubco shall use its commercially reasonably efforts to convert such outstanding Shelf Registration Statement on Form S-1 or F-1 into a Shelf Registration Statement on Form S-3 or Form F-3, as applicable.

(b) Subject to any applicable Lock-up Agreement or Letter Agreement, an Investor or Investors (the “Demanding Holders”), may make a written demand (a “Shelf Underwriting Request”) from time to time to elect to offer for sale all or any part of their Registrable Securities, with a total offering price reasonably expected to exceed, in the aggregate, the Minimum Demand Threshold, pursuant to an Underwritten Offering pursuant to the Shelf Registration Statement, which written demand shall describe the amount and type of securities to be included in such Underwritten Offering and the intended method(s) of distribution thereof (the “Shelf Underwriting”). As promptly as practicable, but no later than five (5) Business Days after receipt of a Shelf Underwriting Request, Pubco shall give written notice (the “Shelf Underwriting Notice”) of such Shelf Underwriting Request to the Investors holding other Registrable Securities registered on such Shelf Registration Statement (“Shelf Registrable Securities”). Pubco and the Demanding Holders, subject to Section 2.1.2, shall include in such Shelf Underwriting (x) the Registrable Securities of the Demanding Holders and (y) the Shelf Registrable Securities of any other Investor of Shelf Registrable Securities which shall have made a written request to the Pubco for inclusion in such Shelf Underwriting (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Investor) within ten (10) days after the receipt of the Shelf Underwriting Notice (“Other Selling Investors”). Pubco shall, as expeditiously as possible (and in any event within twenty (20) Business Days after the receipt of a Shelf Underwriting Request), file any prospectus supplement or, if the applicable Shelf Registration Statement is an automatic shelf registration statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the Demanding Holders or the Other Selling Investors to effect such Shelf Underwriting. Once a Shelf Registration Statement has been declared effective, the Original Holders may request not more than two Shelf Underwritings and the Investors (other than the Original Holders) may request not more than two (2) Shelf Underwritings, and Pubco shall be required to facilitate, an aggregate of four (4) Shelf Underwritings pursuant to this subsection 2.1.1(b) with respect to any or all Registrable Securities in any twelve (12) month period; provided, however, that a Shelf Underwriting shall not be counted for such purposes unless all of the Registrable Securities requested by the Demanding Holders and the Other Selling Investors to be included in such Shelf Underwriting have been sold. Notwithstanding the foregoing, if a Demanding Holder wishes to engage in an underwritten block trade or similar transaction or other transaction with a 2-day or less marketing period (collectively, “Underwritten Block Trade”) pursuant to a Shelf Registration Statement, then notwithstanding the foregoing time periods, such Demanding Holder only needs to notify Pubco of the Underwritten Block Trade two (2) Business Days prior to the day such offering is to commence and the other Investors shall not be entitled to notice of such Underwritten Block Trade and shall not be entitled to participate in such Underwritten Block Trade.

(c) Notwithstanding anything to the contrary in Section 2.1.1 (a) and 2.1.1 (b), the rights granted in this Section 2.1.1 are subject to the following limitations: (i) Pubco shall not be required to effect more than three (3) Shelf Underwritings (including one Shelf Underwriting Request which shall be reserved for the Sponsors so long as the Sponsors own Registrable Securities representing at least the Minimum Demand Threshold and have not exercised any Shelf Underwriting Request) for so long as the Shelf Registration Statement is on Form S-1, Form F-1 or any similar long-form registration statement at the request of the Holders in the aggregate; and (ii) if the Pubco’s board of directors, in its good faith judgment, determines that any registration of Registrable Securities or Shelf Underwriting should not be made or continued because it would materially and adversely interfere with any existing or potential financing, acquisition, corporate reorganization, merger, share exchange or other transaction or event involving Pubco or any of its subsidiaries or would otherwise result in the public disclosure of information that the Pubco’s board of directors in good faith has a bona fide business purpose for keeping confidential (a “Valid Business Reason”), then (x) Pubco may postpone filing or confidentially submitting the Shelf Registration Statement or a prospectus supplement relating to a Shelf Underwriting Request until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than forty five (45) days after the date the Pubco’s board of directors determines a Valid Business Reason exists or (y) if the Shelf Registration Statement has been filed or confidentially submitted or a prospectus supplement has been filed relating to a Shelf Underwriting Request, if the Valid Business Reason has not resulted in whole or in part from actions taken or omitted to be taken by Pubco (other than actions taken or omitted with the consent of the Demanding Holder (not to be unreasonably withheld or delayed)), Pubco may, to the extent determined in the good faith judgment of the Pubco’s board of directors to be reasonably necessary to avoid interference with any of the transactions described above, suspend use of or, if required by the SEC, cause such Shelf Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than forty five (45) days after the date the Pubco’s board of directors determines a Valid Business Reason exists (such period of postponement or withdrawal under this clause (ii), the “Postponement Period”). The Company shall give written notice to the Investors of its determination to postpone or suspend use of or withdraw the Shelf Registration Statement and of the fact that the Valid Business Reason for such postponement or suspension or withdrawal no longer exists, in each case, promptly after the occurrence thereof; provided, however, that Pubco shall not be entitled to more than two (2) Postponement Periods during any twelve (12) month period.

Each holder of Registrable Securities agrees that, upon receipt of any notice from Pubco that Pubco has determined to suspend use of, withdraw, terminate or postpone amending or supplementing the Shelf Registration Statement pursuant to clause (ii)above, such holder will discontinue its disposition of Registrable Securities pursuant to the Shelf Registration Statement (including pursuant to a Shelf Underwriting). If Pubco shall give any notice of suspension, withdrawal or postponement of the Shelf Registration Statement, Pubco shall, not later than five (5) Business Days after the Valid Business Reason that caused such suspension, withdrawal or postponement no longer exists (but, with respect to a suspension, withdrawal or postponement pursuant to clause (c)(iii) above, in no event later than forty five (45) days after the date of the suspension, postponement or withdrawal), as applicable, permit use of the Shelf Registration Statement or use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.1 (and any new registration statement shall thereupon be the “Shelf Registration Statement” for all purposes hereof), and following such permission or such effectiveness such registration shall no longer be deemed to be suspended, withdrawn or postponed pursuant to clause (ii) above.

An Investor may deliver written notice (an “Opt-Out Notice”) to Pubco requesting that such Investor not receive notices from Pubco otherwise required by Section 2.1.1(c); provided, however, that such Investor may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from an Investor (unless subsequently revoked), (i) Pubco shall not deliver any such notices to such Investor and such Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to such Investor’s intended use of an effective Shelf Registration Statement, such Investor will notify Pubco in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Postponement Period was previously delivered and the related suspension period remains in effect, Pubco will so notify such Investor, within one (1) Business Day of such Investor’s notification to Pubco, by delivering to such Investor the Subscriber a copy of such previous notice of the Postponement Period Event, and thereafter will provide such Investor with the related notice of the conclusion of such Postponement Period as required hereby.

2.1.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Shelf Underwriting advises Pubco and the Demanding Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders and the Other Selling Investors desire to sell, taken together with all other New SPAC Common Stock or other securities which Pubco desires to sell concurrently (a “Concurrent Pubco Offering”) and the New SPAC Common Stock or other securities, if any, as to which an Underwritten Offering pursuant to a Registration by Pubco has been requested concurrently pursuant to written contractual registration rights held by other security holders of Pubco (a “Concurrent Secondary Offering” and together with Concurrent Pubco Offering, a “Concurrent Offering”), exceeds the maximum dollar amount or maximum number of shares that can be sold in such offerings without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then the following shall be included in such Shelf Underwriting and any Concurrent Offering: (i) first, the Registrable Securities as to which the Demanding Holders have requested the Shelf Underwriting (pro rata in accordance with the number of securities that each applicable Person has requested be included in such registration, regardless of the number of securities held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities which Other Selling Investors have requested be included in such Shelf Underwriting (Pro Rata in accordance with the number of securities that each applicable Person has requested be included in such registration) that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the New SPAC Common Stock or other securities Pubco desires to sell in the Concurrent Pubco Offering that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the New SPAC Common Stock or other securities, if any, to be included in the Concurrent Secondary Offering (Pro Rata in accordance with the number of securities that each applicable Person has requested be included in such registration) that can be sold without exceeding the Maximum Number of Securities. In the event that Pubco securities that are convertible into New SPAC Common Stock are included in the offering, the calculations under this Section 2.1.2 shall include such Pubco securities on an as-converted to New SPAC Common Stock basis.

2.1.3 Withdrawal. Any Investor shall have the right in its sole discretion to withdraw from a Shelf Underwriting upon written notification to Pubco and the Underwriter or Underwriters (if any) of their intention to withdraw prior to the filing of a preliminary prospectus supplement setting forth the terms of the Shelf Underwriting with the SEC; provided however, if after giving effect to all such withdrawals, the total offering price is not reasonably expected to exceed, in the aggregate, the Minimum Demand Threshold, Pubco shall not be required to proceed with such Shelf Underwriting.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If at any time after the Closing, Pubco proposes to file a Registration Statement under the Securities Act with respect to the Registration of or an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by Pubco for its own account or for security holders of Pubco for their account (or by Pubco and by security holders of Pubco), other than the Shelf Registration Statement to be filed pursuant to Section 2.1.1, and other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Pubco’s existing security holders, (iii) for an offering of debt that is convertible into equity securities of Pubco, or (iv) for a dividend reinvestment plan, then Pubco shall (x) give written notice of such proposed filing to Investors holding Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering or registration, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to Investors holding Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such Investors may request in writing within ten (10) days following receipt of such notice (a “Piggy-Back Registration”). To the extent permitted by applicable securities laws with respect to such registration by Pubco or another demanding security holder, Pubco shall use its best efforts to cause (i) such Registrable Securities to be included in such registration and (ii) the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of Pubco and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Investors holding Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises Pubco and Investors holding Registrable Securities proposing to distribute their Registrable Securities through such Piggy-Back Registration in writing that the dollar amount or number of New SPAC Common Stock or other Pubco securities which Pubco desires to sell, taken together with the New SPAC Common Stock or other Pubco securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the Investors holding Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the New SPAC Common Stock or other Pubco securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other security holders of Pubco, exceeds the Maximum Number of Securities, then Pubco shall include in any such registration:

(a) If the registration is undertaken for Pubco’s account: (i) first, the New SPAC Common Stock or other securities that Pubco desires to sell that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the New SPAC Common Stock or other equity securities for the account of other Persons that Pubco is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities;

(b) If the registration is a “demand” registration undertaken at the demand of Persons other than either Demanding Holders under Section 2.1: (i) first, the New SPAC Common Stock or other securities for the account of the demanding Persons that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the New SPAC Common Stock or other securities that Pubco desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the New SPAC Common Stock or other equity securities for the account of other Persons that Pubco is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities.

In the event that Pubco securities that are convertible into New SPAC Common Stock are included in the offering, the calculations under this Section 2.2.2 shall include such Pubco securities on an as-converted to New SPAC Common Stock basis. Notwithstanding anything to the contrary above, to the extent that the registration of an Investor’s Registrable Securities would prevent Pubco or the demanding shareholders from effecting such registration and offering, such Investor shall not be permitted to exercise Piggy-Back Registration rights with respect to such registration and offering.

2.2.3 Withdrawal. Any Investor holding Registrable Securities may elect to withdraw such Investor’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to Pubco of such request to withdraw prior to the effectiveness of the Registration Statement. Pubco (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement without any liability to the applicable Investor, subject to the next sentence and the provisions of Section 4. Notwithstanding any such withdrawal, Pubco shall pay all expenses incurred in connection with such Piggy-Back Registration as provided in Section 3.3 (subject to the limitations set forth therein) by Investors holding Registrable Securities that requested to have their Registrable Securities included in such Piggy-Back Registration.

2.2.4 Unlimited Piggy-back Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Shelf Underwriting effected under Section 2.1 hereof.

3. REGISTRATION PROCEDURES

3.1 . Whenever Pubco is required to effect the registration of any Registrable Securities pursuant to Section 2, Pubco shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. Pubco shall use its best efforts to, as expeditiously as possible, prepare and file with the SEC the Shelf Registration Statement, and all required amendments thereto on any form for which Pubco then qualifies or which counsel for Pubco shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable best efforts to cause such Registration Statement and required amendments thereto to become effective and use its reasonable best efforts to keep it effective for the period required hereby; provided, however, that Pubco shall have the right to defer the Shelf Registration Statement and Shelf Underwriting for up to ninety (90) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if Pubco shall furnish to Investors requesting to include their Registrable Securities in such registration a certificate signed by the Chief Executive Officer, Chief Financial Officer or Chairman of Pubco stating that, in the good faith judgment of the board of directors of Pubco, it would be materially detrimental to Pubco and its shareholders for such Registration Statement to be effected at such time or the filing would require premature disclosure of material information which is not in the interests of Pubco to disclose at such time; provided, further, however, that Pubco shall not have the right to exercise the right set forth in the immediately preceding proviso more than twice in any 365-day period in respect of a demand registration hereunder.

3.1.2 Copies. Pubco shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to Investors holding Registrable Securities included in such registration, and such Investors’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as Investors holding Registrable Securities included in such registration or legal counsel for any such Investors may request in order to facilitate the disposition of the Registrable Securities owned by such Investors.

3.1.3 Amendments and Supplements. Subject to Section 2.1.1(c), Pubco shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn or until such time as the Registrable Securities cease to be Registrable Securities as defined by this Agreement.

3.1.4 Notification. After the filing of a Registration Statement, Pubco shall promptly, and in no event more than five (5) Business Days after such filing, notify Investors holding Registrable Securities included in such Registration Statement of such filing, and shall further notify such Investors promptly and confirm such advice in writing in all events within five (5) Business Days after the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order (and Pubco shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to Investors holding Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the SEC a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, Pubco shall furnish to Investors holding Registrable Securities included in such Registration Statement and to the legal counsel for any such Investors, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Investors and legal counsel with a reasonable opportunity to review such documents and comment thereon; provided, that such Investors and their legal counsel must provide any comments promptly (and in any event within five (5) Business Days) after receipt of such documents.

3.1.5 State Securities Laws Compliance. Pubco shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as Investors holding Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of Pubco and do any and all other acts and things that may be necessary or advisable to enable Investors holding Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Pubco shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or take any action to which it would be subject to general service of process or to taxation in any such jurisdiction where it is not then otherwise subject.

3.1.6 Agreements for Disposition. To the extent required by the underwriting agreement or similar agreements, Pubco shall enter into reasonable customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc. and arranging for the delivery of customary legal opinions and auditor “comfort letters. The representations, warranties and covenants of Pubco in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of Investors holding Registrable Securities included in such Registration Statement. No Investor holding Registrable Securities included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Investor’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Investor’s material agreements and organizational documents, and with respect to written information relating to such Investor that such Investor has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7 Cooperation. The principal executive officer of Pubco, the principal financial officer of Pubco, the principal accounting officer of Pubco and all other officers and members of the management of Pubco shall reasonably cooperate in any offering of Registrable Securities hereunder, which cooperation shall include the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8 Records. Pubco shall make available for inspection by Investors holding Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any Investor holding Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of Pubco, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Pubco’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement; provided that Pubco may require execution of a reasonable confidentiality agreement prior to sharing any such information.

3.1.9 Listing. Pubco shall use its best efforts to cause all Registrable Securities that are New SPAC Common Stock included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by Pubco are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to Investors holding a majority-in-interest of the Registrable Securities included in such registration.

3.1.10 Selection of Underwriters. PubCo shall have the right to select an Underwriter or Underwriters in connection with any Underwritten Offering, which Underwriter or Underwriters shall be subject to consultation with the Demanding Holder.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from Pubco of the happening of any event of the kind described in Section 3.1.4(iv), or in the event that the financial statements contained in the Registration Statement become stale, or in the event that the Registration Statement or prospectus included therein contains a misstatement of material fact or omits to state a material fact due to a bona fide business purpose, each Investor holding Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the Registration Statement is updated so that the financial statements are no longer stale, as applicable, and, if so directed by Pubco, each such Investor will deliver to Pubco all copies, other than permanent file copies then in such Investor’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. Subject to Section 4, Pubco shall bear all reasonable costs and expenses incurred in connection with any demand registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and all reasonable expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) Pubco’s internal expenses (including all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for Pubco and fees and expenses for independent certified public accountants retained by Pubco (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by Pubco in connection with such registration; and (ix) the reasonable fees and expenses (up to a maximum of $25,000 in the aggregate in connection with such registration) of one legal counsel selected by Investors holding a majority-in-interest of the Registrable Securities included in such registration for such legal counsel’s review, comment and finalization of the proposed Registration Statement and other relevant documents. Pubco shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling security holders and Pubco shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of securities each is selling in such offering.

3.4 Information. Investors holding Registrable Securities included in any Registration Statement shall provide such information as may reasonably be requested by Pubco, or the managing Underwriter, if any, in connection with the preparation of such Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the obligation to comply with federal and applicable state securities laws. Investors selling Registrable Securities in any offering must provide all questionnaires, powers of attorney, custody agreements, stock powers, and other documentation reasonably requested by Pubco or the managing Underwriter.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by Pubco. Subject to the provisions of this Section 4.1 below, Pubco agrees to indemnify and hold harmless each Investor, and each Investor’s officers, employees, affiliates, directors, partners, members, attorneys, brokers and agents, and each Person, if any, who controls an Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against claims, suits, actions, or litigation brought by a third party, whether joint or several, that arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or that arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Pubco of the Securities Act or any rule or regulation promulgated thereunder applicable to Pubco and relating to action or inaction required of Pubco in connection with any such registration (“Claim”), and any losses, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses as incurred as a result of such Claim (provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Pubco, such consent not to be unreasonably withheld, delayed or conditioned); and Pubco shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that Pubco will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Pubco, in writing, by such selling holder or Investor Indemnified Party expressly for use therein. Pubco also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each Person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Investors Holding Registrable Securities. Subject to the provisions of this Section 4.2 below, each Investor selling Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Investor, indemnify and hold harmless Pubco, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other Person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Pubco by such selling Investor expressly for use therein (provided, however, that the indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the indemnifying Investor, such consent not to be unreasonably withheld, delayed or conditioned), and shall reimburse Pubco, its directors and officers, each Underwriter and each other selling holder or controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling Investor’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Investor.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. If such defense is assumed, the Indemnifying Party shall not be subject to any liability for any settlement made by the Indemnified Party without its consent. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (acting reasonably), consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Investor holding Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Investor from the sale of Registrable Securities which gave rise to such contribution obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5. RULE 144.

5.1 Rule 144. Pubco covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as Investors holding Registrable Securities may reasonably request, all to the extent required from time to time to enable such Investors to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

6. MISCELLANEOUS.

6.1 Other Registration Rights. Other than pursuant to the terms of those certain PIPE Subscription Agreements for a PIPE Financing entered into in connection with the BCA Pubco represents and warrants that as of the date of this Agreement, no Person, other than the holders of Registrable Securities has any right to require Pubco to register any of Pubco’s share capital for sale or to include Pubco’s share capital in any registration filed by Pubco for the sale of share capital for its own account or for the account of any other Person. Pubco agrees with the Investor not to enter into any registration rights agreement that would conflict with the rights of the Investors hereunder, including without limitation Sections 2.1.2 and 2.2.2.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of Pubco hereunder may not be assigned or delegated by Pubco in whole or in part, unless Pubco first provides Investors holding Registrable Securities at least ten (10) Business Days prior written notice; provided that no assignment or delegation by Pubco will relieve Pubco of its obligations under this Agreement unless Investors holding a majority-in-interest of the Registrable Securities provide their prior written consent, which consent must not be unreasonably withheld, delayed or conditioned. This Agreement and the rights, duties and obligations of Investors holding Registrable Securities hereunder may be freely assigned or delegated by such Investor in conjunction with and to the extent of any transfer of Registrable Securities by such Investor which is permitted by such Investor’s applicable Lock-Up Agreement or, with respect to the Original Holders, the Letter Agreement; provided that no assignment by any Investor of its rights, duties and obligations hereunder shall be binding upon or obligate Pubco unless and until Pubco shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in a form reasonably satisfactory to Pubco, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Investors or of any assignee of the Investors. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Section 4 and this Section 6.2. If the Pubco Representative is replaced in accordance with the terms of the BCA, the replacement Pubco Representative shall automatically become a party to this Agreement as if it were the original Pubco Representative hereunder.

6.3 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to SPAC or Merger Sub:

Concord Acquisition Corp III

477 Madison Avenue

New York, NY 10022

Attention: Jeff Tuder

Email: jeff@tremsoncapital.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

One Vanderbilt Ave

New York, NY 10017

Attention: Michael Helsel; Jason Simon

Email: helselm@gtlaw.com; simonj@gtlaw.com

If to Pubco or the Company:

GCT Semiconductor, Inc.
2290 North 1st Street, Suite 201

San Jose, CA 95131

Attention: John Schlaefer; Dr. Kyeongho (KH) Lee

Email: jschlaefer@gctsemi.net; lkh@gctsemi.net

with a copy (which shall not constitute notice) to:

Morgan Lewis & Bockius LLP
1400 Page Mill Road
Palo Alto, CA 94304
Attention: Albert Lung; John Park; Karen Abesamis
Email: albert.lung@morganlewis.com;

john.park@morganlewis.com;

karen.abesamis@morganlewis.com

If to an Investor:	To the address set forth underneath such Investor’s name on the signature page or to such Investor’s address as found in Pubco’s books and records.

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable. Notwithstanding anything to the contrary contained in this Agreement, in the event that a duly executed copy of this Agreement is not delivered to Pubco by a Person receiving Exchange Shares in connection with the Closing, such Person failing to provide such signature shall not be a party to this Agreement or have any rights or obligations hereunder, but such failure shall not affect the rights and obligations of the other parties to this Agreement as amongst such other parties.

6.5 Entire Agreement. This Agreement (together with the BCA, the Lock-Up Agreements and the Letter Agreement to the extent incorporated herein, and including all agreements entered into pursuant hereto or thereto or referenced herein or therein and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, relating to the subject matter hereof; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the BCA or any other Ancillary Document.

6.6 Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

6.7 Amendments; Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written agreement or consent of Pubco (after the Closing by a majority of the Disinterested Independent Directors) and Investors holding a majority-in-interest of the Registrable Securities; provided, that any amendment or waiver of this Agreement which affects an Investor in a manner materially and adversely disproportionate to other Investors will also require the consent of such Investor. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.8 Remedies Cumulative. In the event a party fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the other parties may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.9 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. Each party hereto hereby (i) submits to the exclusive jurisdiction of any state or federal court located in the County of New York in the State of New York (or in any appellate court thereof) (the “Specified Courts”) for the purpose of any claim, action, litigation or other legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (a “Proceeding”), and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any Proceeding, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 6.3. Nothing in this Section 6.9 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law.

6.10 WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE INVESTORS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

6.11 Authorization to Act on Behalf of Pubco. The parties acknowledge and agree that from and after the Closing, the Disinterested Independent Directors, by vote, consent, approval or determination of a majority of the Disinterested Independent Directors, is authorized and shall have the sole right to act on behalf of Pubco under this Agreement, including the right to enforce Pubco’s rights and remedies under this Agreement. Without limiting the foregoing, in the event that an Investor serves as a director, officer, employee or other authorized agent of Pubco, such Investor shall have no authority, express or implied, to act or make any determination on behalf of Pubco in connection with this Agreement or any dispute or Action with respect hereto.

6.12 Termination of BCA. This Agreement shall be binding upon each party upon such party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. In the event that the BCA is validly terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void and be of no further force or effect, and the parties shall have no obligations hereunder.

6.13 Termination of Original Registration Rights Agreement. Upon the effectiveness hereof on the Closing Date, the Original Registration Rights Agreement shall terminate without further action by the SPAC or the Investors party thereto.

6.14 Counterparts. This Agreement may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW}

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Pubco:

GCT SEMICONDUCTOR HOLDING, INC.

By:
Name:
Title:

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Investor:

[INVESTOR]

By:
Name:
Title:

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email:

Signature Page to Registration Rights Agreement